Exhibit 5.1

November 12, 2025

Core AI Holdings, Inc.

7404 King George Blvd. Suite 200, King’s Cross

Surrey British Columbia

V3W 1N6, Canada

Re:	Core AI Holdings, Inc. – Form F-3 Registration Statement

We have acted as Canadian counsel to Core AI Holdings, Inc., a corporation existing pursuant to the laws of the Province of British Columbia (the “Corporation”), in connection with its filing with the U. S. Securities and Exchange Commission (the “SEC”) of a registration statement on Form F-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that the Base Prospectus will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the U.S. Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to, among other things, the registration for issue and sale by the Corporation from time to time of up to US$250,000,000 aggregate amount of one or more of the following securities of the Corporation: (i) the common shares in the capital of the Corporation (“Common Shares”); (ii) preferred shares in the capital of the Corporation (“Preferred Shares”); (iii) warrants to purchase Common Shares, Preferred Shares and/or Debt Securities (as defined below), or any combination thereof (“Warrants”); (iv) one or more series of the Corporation’s debt securities (collectively, “Debt Securities”) to be issued under an indenture to be entered into between the Corporation, as issuer, and a trustee (a “Trustee”) (a form of which will be included as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a report filed on Form 6-K under the U.S. Securities Exchange Act of 1934, as amended) (an “Indenture”); (v) subscription rights evidencing the right to purchase Common Shares and/or Debt Securities or any combination thereof (“Rights”); (vi) purchase contracts to purchase Common Shares and/or Debt Securities, or any combination thereof (“Purchase Contracts”); and (vii) units that include any of the Common Shares, Preferred Shares, Warrants, Rights, Purchase Contracts and/or Debt Securities, in any combination (the “Units”), in each case as contemplated by the Registration Statement. The Registration Statement also qualifies the sale of 16,825,575 Common Shares offered on a resale basis by certain selling shareholders of the Corporation.

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The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Corporation and a third party to be identified therein as warrant agent. The Rights may be issued under one or more rights agreements (each, a “Rights Agreement”) between the Corporation and a third party to be identified therein as rights agent. The Purchase Contracts may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Corporation and a third party to be identified therein as the purchase contract agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Corporation and a third party to be identified therein as unit agent.

The Common Shares, Warrants, Debt Securities, Rights, Purchase Contracts, and Units, plus any additional Common Shares, Warrants, Debt Securities, Rights, Purchase Contracts, and Units that may be registered pursuant to any subsequent registration statement that the Corporation may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with an offering by the Corporation contemplated by the Registration Statement, are referred to herein collectively as the “Securities”.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectuses, other than as expressly stated herein with respect to the issue of the Securities.

In connection with this opinion, we have examined the Registration Statement including the Prospectus, originals, or copies certified or otherwise identified to our satisfaction, of the Corporation’s notice of articles and articles, and any amendments thereto (the “Charter Documents”). In addition, we have examined such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

We have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies or as facsimiles of copies or originals, conform with the originals, which assumptions we have not independently verified.

We have also assumed for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We have also assumed for purposes of our opinion that, (i) if any Debt Securities are issued, such Debt Securities will only be issued pursuant to the Indenture in the form that will be filed with the Commission and that there will not have occurred any change in law affecting the validity or enforceability of the Debt Securities, (ii) at or prior to the time of the delivery of any Securities in connection with the Registration Statement, the Prospectus and the applicable Prospectus Supplement, the Registration Statement will have been declared effective under the Securities Act and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect and (iii) the registration will apply to such Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities at the time of the offer, issuance and sale of any Securities. We have also assumed that the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of Securities subsequent to the date hereof and the compliance by the Corporation with the terms of such Securities will not violate any applicable law (including, without limitation, any law relating to usury) or result in a violation of any provision of any instrument or agreement then binding upon the Corporation or any restriction imposed by any court or governmental body having jurisdiction over the Corporation.

This opinion is qualified by, and is subject to:

(i) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other similar laws now or hereinafter in effect relating to or affecting the rights and remedies of creditors, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers;

(ii) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, the possible unavailability of specific performance and the discretion of the court before which a proceeding is brought;

(iii) injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(iv) the effect of laws relating to usury or permissible rates of interest for loans, forebearances or the use of money; and

(v) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We express no opinion as to (i) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) waivers of rights or defenses, (iv) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (v) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (vi) the creation, validity, attachment, perfection, or priority of any lien or security interest, (vii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (viii) waivers of broadly or vaguely stated rights, (ix) provisions for exclusivity, election or cumulation of rights or remedies, (x) provisions authorizing or validating conclusive or discretionary determinations, (xi) grants of setoff rights, (xii) proxies, powers and trusts, (xiii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (xiv) provisions purporting to make a guarantor primarily liable rather than as a surety, (xv) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (xvi) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (xvii) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (xviii) the severability, if invalid, of provisions to the foregoing effect.

The Corporation has informed us that the Corporation intends to issue the Securities from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities, the Corporation will: (i) advise us in writing of the terms thereof and other information material thereto; (ii) afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, in the case of Debt Securities, the Indenture, as then in effect); and (iii) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume the Corporation will (a) timely file all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time and (b) amend its Charter Documents to increase the authorized number of shares of its capital stock if the number of such shares to be sold pursuant to the Registration Statement would cause the Corporation to issue more shares than it has authorized. However, we undertake no responsibility to monitor the Corporation’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

1. With respect to the 16,825,575 previously issued Common Shares offered on a resale basis by certain selling shareholders of the Corporation and registered pursuant to the Registration Statement, such 16,825,575 Common Shares are validly issued, fully paid and nonassessable and, with respect to the to-be-issued Common Shares registered pursuant to the Registration Statement, when (i) the board of directors of the Corporation (the “Board”) and, if required, the shareholders of the Corporation (the “Shareholders”), have taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters and (ii) certificates representing the Common Shares have been duly executed, countersigned, registered and delivered (or book entry statements representing the Common Shares have been duly issued by the transfer agent of the Corporation) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Common Shares, upon payment of the consideration therefor provided for therein, as approved by the Board or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, as stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such Common Shares will be validly issued, fully paid and nonassessable;

2. With respect to any particular series of Preferred Shares registered pursuant to the Registration Statement, when (i) the Board and, if required, the Shareholders, have taken all necessary corporate action to approve the issuance and terms of the Preferred Shares, the terms of the offering thereof and related matters, including adoption of a resolution or resolutions of the Board in form and content as required by applicable law, to approve the issuance of the Preferred Shares, the reservation for future issuance of a sufficient number of authorized Preferred Shares, and the filing of a Form 11 - Alteration Notice with the Registrar of Companies of the Province of British Columbia, and (ii) certificates representing the Preferred Shares have been duly executed, countersigned, registered and delivered (or book entry statements representing the Preferred Shares have been duly issued by the transfer agent of the Corporation) either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Preferred Shares, upon payment of the consideration therefor provided for therein, as approved by the Board or (b) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, as stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), then such Preferred Shares will be validly issued, fully paid and nonassessable;

3. With respect to any Warrants registered pursuant to the Registration Statement, when (i) the Board and, if required, the Shareholders, have taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of the a Warrant Agreement, if any, the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Shares or Common Shares, as applicable, (ii) the Warrant Agreement, if any, has been duly authorized and validly executed and delivered and (iii) certificates representing such Warrants have been duly executed, issued and delivered (or book entry statements representing the Warrants have been duly issued by the warrant agent of the Corporation) in accordance with the provisions of the applicable Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Warrants will be validly issued and will constitute valid and binding obligations of the Corporation;

4. With respect to any Rights registered pursuant to the Registration Statement, when (i) the Board and, if required, the Shareholders, have taken all necessary corporate action to approve the issuance and terms of such Rights, the terms, execution and delivery of the Rights Agreement relating to the Rights, if any, the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Shares or Common Shares, as applicable, (ii) the Rights Agreement, if any, has been duly authorized and validly executed and delivered and (iii) certificates representing such Rights have been duly executed, issued and delivered (or book entry statements representing the Rights have been duly issued by the escrow agent of the Corporation) in accordance with the provisions of the applicable Rights Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Rights will be validly issued and will constitute valid and binding obligations of the Corporation;

5. With respect to any Units registered pursuant to the Registration Statement, when (i) the Board and, if required, the Shareholders, have taken all necessary corporate action to approve the issuance and terms of such Units, the terms, execution and delivery of the Unit Agreement relating to such Units, if any, the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Preferred Shares or Common Shares, as applicable, (ii) the Unit Agreement has been duly authorized and validly executed and delivered and (iii) such Units have been duly executed, issued and delivered (or book entry statements representing the Units have been duly issued by the agent of the Corporation) in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Units will be validly issued and will constitute valid and binding obligations of the Corporation;

6. With respect to any Debt Securities registered pursuant to the Registration Statement, when (i) the Board and, if required, the Shareholders, have taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (ii) an Indenture relating to such Debt Securities in the form that will be filed with the Commission has been duly authorized and validly executed and delivered by each of the Corporation and the Trustee, (iii) the form and terms of the Debt Securities have been duly established in accordance with the Indenture pursuant to resolutions duly adopted by the Board and as set forth in an officer’s certificate or supplemental indenture duly authorized by the Board and duly executed by an authorized officer of the Corporation and (iv) instruments representing such Debt Securities have been duly executed and authenticated (or book entry statements representing the Debt Securities have been duly issued by the Trustee) in accordance with the terms of the Indenture and any supplement thereto, and issued, sold and delivered in the manner and for the consideration approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery) and any applicable definitive purchase, underwriting or similar agreement, then the Debt Securities will be validly issued and will constitute valid and binding obligations of the Corporation; and

7. With respect to any Share Purchase Contracts registered pursuant to the Registration Statement, when (i) the Board and, if required, the Shareholders, have taken all necessary corporate action to approve the issuance and terms of such Share Purchase Contracts, the terms, execution and delivery of the Purchase Contract Agreement relating to the Share Purchase Contracts, if any, the terms of the offering thereof and related matters, including reservation for future issuance of a sufficient number of authorized shares of Common Shares, (ii) the Purchase Contract Agreement has been duly authorized and validly executed and delivered and (iii) such Purchase Contract Agreement has been duly executed, issued and delivered (or book entry statements representing the Share Purchase Contracts have been duly issued by the agent of the Corporation) in accordance with the provisions of the applicable Purchase Contract Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, as approved by the Board and stated in the Registration Statement, the Prospectus and the applicable Prospectus Supplement relating thereto (as amended as of the date of the offer for such issuance, sale and delivery), such Share Purchase Contracts will be validly issued and will constitute valid and binding obligations of the Corporation.

This opinion letter is opining upon and is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or rules and regulations of the Commission.

Yours very truly,

/signed/ CC Corporate Counsel Professional Corporation

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